Exhibit 10.27
ADDENDUM TO THE AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF A WAVE ENERGY POWER PLANT SIGNED ON JULY 27, 2006 BETWEEN IBERDROLA ENERGIAS MARINAS DE CANTABRIA, S.A. AND OCEAN POWER TECHNOLOGIES LIMITED.
Made and entered into in Madrid on February 18, 2008.
B E T W E E N
Of the one part,
IBERDROLA ENERGIAS MARINAS DE CANTABRIA, S.A., with registered offices in Santander, Cantabria, Calle Amos de Escalante, number 6, 2B, represented by Mr. Javier Garcia Perez, with Spanish Identification Document number 30.604.192-R and Mr. Rafael de Icaza de La Sota, with Spanish Identification Document number 16.035.858-M, in his capacity as attorneys, as accredited by means of the deed of incorporation of the company signed on September 25, 2006 before the Notary of Madrid Mr. Miguel Raiz-Gallardon Garcia de la Rasilla under number 7.567 of his protocol (the “CLIENT”).
And, of the other part,
OCEAN POWER TECHOLOGIES LIMITED, a company incorporated in England and Wales Company No.   5225532) with its registered office at Warwick Innovation Centre, Gallows Hill, Warwick CV334 6UW, United Kingdom, represented by Mr. Mark Draper, with UK Passaport number 80061626, in his capacity as Director of Company (the “CONTRACTOR”).
The CLIENT and the CONTRACTOR shall hereinafter be referred to collectively as the “Parties”, and individually as “Party”.
W H E R E A S
I.	Whereas, in July 27, 2006, the Parties have signed an Agreement for the Engineering, Procurement and Construction of a Wave Energy Power Plant (hereinafter, the “EPC Agreement”).

II.	Whereas, the Parties have agreed to modify the milestones and the regulation of the PAC and the DAC and other terms of the EPC Agreement, so it suits better with the development of the Works, namely to accommodate a separate completion of the installation, commissioning, PAC and DAC for the PowerBuoy PB40ES and associated mooring system, on the one hand, and the Subsca cable and Underwater Substation ‘Pod’ on the other.

III.	In virtue of the aforesaid, the Parties, hereby execute this Addendum to the EPC Agreement (the “Addendum”), which will be governed by the following clauses:
CLAUSE 1
CHANGES TO CLAUSE 1 OF THE EPC AGREEMENT; REFERENCES TO DEFINED
TERMS AND CLAUSES.
1.	The Parties agree to change Clause 1 of the EPC Agreement that will read as follows:
“1. DEFINITIONS
1.1 For the purposes of this Agreement, the following terms shall have the meaning set forth beside each of them (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

Agreement	Means this agreement together with all of its Annexes.

Agreed Price	Means the compensation due by the CLIENT to the CONTRACTOR for the entire and satisfactory execution of the Works determined pursuant to Clause is of this Agreement that shall be paid to the CONTRACTOR according to the Schedule of Milestones.

Business Day	Means any day that is not a Saturday, Sunday or holiday (whether a national, regional or local holiday) in Madrid and Cantabria.

Calendar	Means the timeline for execution of the Works contained in Annex II.

Certificate of Completion of Commissioning of the PB40ES PowerBuoy and mooring system	Means the certificate issued by the Contractor’s Representative which accredits that the Commissioning Period of the PB40ES PowerBuoy and mooring system is finalized and the PB40ES PowerBuoy and mooring system is ready for Provisional Acceptance pursuant to Clause 9 of this Agreement.

Certificate of Completion of Commissioning of the Subsea cable and Underwater Substation ‘pod’	Means the certificate issued by the Contractor’s Representative which accredits that the Commissioning Period of the Subsea cable and Underwater Substation ‘pod’ is finalized and the Subsea cable and Underwater Substation ‘Pod’ is ready for Provisional Acceptance pursuant ot Clause 9 of this Agreement.

Certificate of Completion of Installation of the PB40ES	Means the certificate issued by the Contractor’s Representative which accredits that the PB40ES PowerBuoy

PowerBuoy and mooring system	and mooring system is ready for commissioning.

Certificate of Completion of Installation of Subsea cable and Underwater	Means the certificate issued by the Contractor’s Representative which accredits that the Subsea cable and Underwater Substation ‘Pod’ is ready for commissioning.

Substation ‘Pod’ Client’s Representative	Means the representative of the Client as designated in Clause 26 of this Agreement.

Commissioning Period of the PB40ES PowerBuoy and mooring system	Period commencing upon issue of the Certificate of Completion of Installation of the PB40ES PowerBuoy and mooring system and finishes at the signature of the Provisional Acceptance Certificate of the PB40ES PowerBuoy and mooring system.

Commissioning Period of the Subsea cable and Underwater Substation ‘Pod’	Period commencing upon issue of the Certificate of Completion of Installation of the Subsea cable and Underwater Substation ‘Pod’ and finishes at the signature of the Provisional Acceptance Certificate of the Subsea cable and Underwater Substation ‘Pod’.

Commissioning Protocol of the PB40ES PowerBuoy and mooring system	The preliminary Commissioning Protocol for the PB40ES PowerBuoy and mooring system is attached to the Agreement as Annex X. The final Commissioning Protocol for the PB40ES PowerBuoy and mooring system shall be delivered by the CONTRACTOR to the CLIENT at least one month prior to the Scheduled date for commencement of the commissioning of the PB40ES PowerBuoy and mooring system.

Commissioning Protocol of the Subsea cable and Underwater Substation ‘Pod’	The Preliminary Commissioning Protocol for the Subsea cable and Underwater Substation ‘Pod’ connected to the PB40ES PowerBuoy is attached to the Agreement as Annex X. The final commissioning Protocol for the Subsea cable and Underwater Substation ‘Pod’ shall be delivered by the CONTRACTOR to the CLIENT at least one month prior to the scheduled date for commencement of the commissioning of the Subsea cable and Underwater Substation ‘Pod’.

Contractor’s Representative	Means the person appointed by the CONTRACTOR in this Agreement under Clause 27.1, who acts on behalf of the CONTRACTOR.

Day	Means a calendar day.

Definitive Acceptance Certificate of the PB40ES PowerBuoy and mooring system	Document to the signed by the Client and the Contractor after conclusion of Testing Period of the PB40ES PowerBuoy and mooring system in accordance with Clause 10. A draft of this document is included in Annex VII.

Definitive Acceptance Certificate of the Subsea cable and Underwater Substation ‘Pod’	Document to be signed by the Client and the contractor after conclusion of Testing Period of the Subsea cable and Underwater Substation ‘Pod’ in accordance with Clause 10. A draft of this document is included in Annex VII.

Equipment	Means the equipment and/or materials supplied by the CONTRACTOR and falling within the scope of this Agreement, as defined in Clause 3 and the related Annexes.

EURIBOR	Means the interest rate applicable among the banks published in Brussels for the three months deposits in Euros as it is defined daily in the Telerate screen, page 248, 11:00 morning time (central Europe time), the second banking day previous to the beginning of every period in which the Automatic Paying System is operative in Trans European Real Time TARGET. This rate shall be increased, as the case may be, with any cost, surcharges, taxes, etc, as duly supported by documents, which are referred to in the EURIBOR definition.

Final Commissioning Protocol of the PB40ES PowerBuoy and mooring system	Means the Commissioning Protocol delivered by the CONTRACTOR to the CLIENT at least one month prior to the scheduled date for commencement of the commissioning of the PB40ES PowerBuoy and Mooring system.

Final Commissioning Protocol of the Subsea cable and Underwater Substation ‘Pod’	Means the Commissioning Protocol delivered by the CONTRACTOR to the CLIENT at least one month prior to the scheduled date for commencement of the commissioning of the Subsea cable and Underwater Substation ‘Pod’.

Force Majenre	Means any event or fact as described in Clause 24 of this Agreement.

IBERENOVA	Means Iberdrola Energias Renovables II S.A., Sociedad Unipersonal, a company incorporated and validly existent under the laws of Spain: registered with the Madrid Commercial Registry, of Section 8, page 285710, Tax Identification Number (C.I.F.) A-83028035, with registered office at Madrid, Calle Tomas Redando, number 1.

IDAE	Means Instituto para la Diversificacion Y Ahorro de la Energia, S.A., public entity ascribed to the Ministry of Industry, Tourism and Commerce through the General Secretary of Energy, with domicile in Madrid, at Calle Madera number 8 and CIF number Q 2820009 E.

Independent Expert	Means the qualified specialist appointed by the School of Industrial Engineers of Madrid or the Institute of Mechanical Engineers or Electrical Engineers in London,

U.K. upon request by either Party.

Insurance Schedule	Means the required policies that the CONTRACTOR must take out and maintain under this Agreement.

Intellectual and Industrial Property	Means all (i) trademarks, trade names, Internet domain names, logos, symbols, all applications and registrations for the foregoing and all goodwill associated therewith and symbolized thereby; (ii) patents, utility models, registrations, invention disclosures and applications therefore, including divisions, continuations, continuations-in-part and including renewals, extensions and reissues and all inventions and discoveries whether patentable or not; (iii) published and unpublished works of authorship, whether copyrightable or not (including databases and other compilations of information), Copyrights therein and thereto, and registrations and applications therefore, and all renewals, extensions, restorations and reversion thereof; and (iv) other industrial and intellectual property or proprietary rights; concerning the Plant and the PowerBuoyTM system.

Know How	Means all the information, trade secrets, documents, technical data, technical knowledge, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, quality control systems, quality standards and specifications developed or acquired by the CONTRACTOR, presently or in the future, concerning the Plant and the PowerBuoyTM system, or its design, constructions, commissioning, use, exploitation and assembling.

Major Defects	Means such defects that could affect the production and/or transmission of energy by the PB40ES PowerBuoy and mooring system or Subsea cable and Underwater Substation ‘Pod’ and/or the safety of the PB40ES PowerBuoy and mooring system and/or the Subsea cable and Underwater Substation ‘Pod’ and/or of the people working therein.

Milestone	Means the relevant stages of progress of the Works as described under the Schedule of Milestones and Calendar.

Minor Defects	Means such material defects that are not Major Defects.

Notice of Approval	Means the document issued by the Client under Clause 19.2 (i) of this Agreement.

Notice of Completion	Means the communication sent by the Contractor to the

Client under clause 19.2 (i) which accredits the completion of a Milestone.

Notice of Pending Works	Means the document issued by the Client under Clause 19.2 (ii) of this Agreement.

OPT	Means Ocean Power Technologies, Inc., a company incorporated and validly existent under the laws of New Jersey, USA; with registered office at 1590 Reed Road, Pennington, NJ, USA.

Order for Change	Means the document signed by both the Client and the Contractor for a given modification of the Works under clauses 11.1 or 11.2 of this Agreement.

Parties	Means the Client and the Contractor jointly.

Party	Means the Client or the Contractor, as the context may require.

PB40ES PowerBuoy and mooring system	Means the PowerBuoy®1 x 40kW PB40ES, its mooring system, and all other ancillary equipment and services required to provide a complete installation of the PowerBuoy 1 x 40kW PB40ES. As described in Annex 1.

Phase 1	Means Phase 1 of the Santona Wave Energy Project as defined in Recital 1 of this Agreement in which the parties to the Project have studied and decided about the viability of the Project at the Site.

Phase 2A	Means Phase 2A of the Santona Wave Energy Project as defined in Recital IV of this Agreement, consisting of the design, manufacture, factory tests, dispatch and unloading, ex works delivery, assembly and commissioning of the PowerBuoyTM 1 x 40kW PB40ES, its mooring system, the underwater substation and submarine cable both with capacity for energy evacuation of this PowerBuoyTM and other nine (9) 150kW PB150 PowerBuoysTM and all other ancillary equipment and services required to provide a complete installation of the PowerBuoyTM 1 x 40kW PB40ES. All as described in Annex 1.

Phase 2B	Means Phase 2B of the Santona Wave Energy Project consisting of the design, manufacture, factory tests, dispatch and unloading, ex-works delivery, assembly and commissioning of the nine PoweBuoysTM 9 x 150kW PB150, their mooring systems, submarine cables and all other ancillary equipment and services required to provide a complete installation of the PowerBuoysTM.

PowerBuoyTM	Means the Technology owned by the Contractor.

Preliminary Commissioning Protocol	Means the Commission Protocol attached to the Agreement as Annex X.

Provisional Acceptance Certificate or PAC of the PB40ES PowerBuoy and mooring system	Document to be signed by the Client and the Contractor to put on record the satisfactory completion of the Commissioning Protocol of the PB40ES PowerBuoy and mooring system, including all Minor Defects that the Contractor must remedy prior to the signature of DAC of the PB40ES PowerBuoy and mooring system. A draft of this Document is included in Annex VI.

Provisional Acceptance Certificate or PAC of the Subsea cable and Underwater Substation ‘Pod’	Document to be signed by the Client and the Contractor to put on record the satisfactory completion of the Commissioning Protocol of the Subsea cable and Underwater Substation ‘Pod’, including all Minor Defects that the Contractor must remedy prior to signature of DAC of the Subsea cable and Underwater Substation ‘Pod’. A draft of this Document is included in Annex VI.

Santoňa Wave Energy Agreement	Means the agreement signed on July 2, 2004 by OPT, IBERENOVA, SODERCAN, and IDAE, and modified on June 17, 2005 to included TOTAL as a party.

Santoňa Wave Energy Project or SWEP	Means the pilot project consisting of a power plant harnessing wave energy with an initial installed capacity of 1.39 MW on the north coast of Spain based on the Technology.

Schedule of Milestones	Means the schedule describing the progress of the Works and the timeline for payment of the Agreed Price contained in Annex V.

Site	Means the place where the PB40ES PowerBuoy and mooring system and the Subsea cable and Underwater Substation ‘Pod’ will be installed located at the coast opposite the “Punta del Pescador” Lighthouse in Santoňa; in the Cantabrian region in Spain as specified in Annex XIII.

SODERCAN	Means Sociedad para el Desarrallo Regional de Cantabria, S.A., a company incorporated and validly existent under the laws of Spain by virtue of its incorporation deed granted on December 15, 1984 before the Notary of Santander, Mr. Jose Antonia Olascoega, with number 1271 of his public protocol; registered with the Cantabria Commercial Registry, at Volume 296, Book 101, Sheet 60 and Page S-1751; Tax Identification Number (C.I.F.) A-3904457, with registered office at Santander, Avenida de Los Infantes 32, “Quinta Labal”.

SPV	Means the public limited company created by IBERENOVA, IDAE, OPT, SODERCAN and TOTAL for the construction and operation of the Santona Wave Project as agreed under the Santona Wave Energy Agreement.

Subcontractors	All firms or individuals contracted by the CONTRACTOR to do part of the Works contemplated in this Agreement.

Subsea cable and Underwater Substation ‘Pod’	Means the underwater substation and submarine cable, as described in Annex I, with capacity for energy evacuation of the PB40ES PowerBuoy and other nine (9) 150kW PB150 PowerBuoys.

Taxes	Means any taxes, rates, special levies (“contribuciones especiales”), charges (“exacciones parafiscales”) or any other encumbrance of tax nature, required by any administrative authority, including surcharges, interests and penalties.

Technical Documentation	Means the documents, workshop plans, calculations and sketches listed in Annex IX of this Agreement.

Technology	Means the technology for electricity generation harnessing the energy produced by the waves called PowerBuoyTM system owned by the CONTRACTOR. In particular, it means all the Know How and Intellectual and Industrial Property related to the PowerBuoyTM system, including the moorings and the underwater substation.

Testing Period of the PB40ES PowerBuoy and mooring system	Means six months including three months between October and March (inclusive); plus any extensions made hereunder. Period commencing upon signature of the Provisional Acceptance of the PB40ES PowerBuoy and mooring system and finishing at the signature of the Definitive Acceptance Certificate of the PB40ES PowerBuoy and mooring system.

Testing Period of the Subsea cable and Underwater Substation ‘Pod’	Means six months commencing upon signature of the Provisional Acceptance Certificate of the Subsea cable and Underwater Substation ‘Pod’ and finishing at the signature of the Definitive Acceptance Certificate of the Subsea cable and Underwater Substation ‘Pod’.

Time for Completion	Means the period of time for the Contractors completing the assembly, installation and commissioning of the PB40ES PowerBuoy and mooring system and Subsea cable and Underwater Substation ‘Pod’ according to this Agreement.

TOTAL	Means Total Eolica S.A., a company incorporated and validly existent under the laws of Spain registered with the La Coruna Commercial Registry, at Section S, Page 25547; Tax Identification Number (C.I.F) A-15745706, with registered office at Avenida Fernando de Casas Novoa, number 37, planta B,3°A,.

Works	Means all actions work and services for the supply, construction and commissioning of the PB40ES PowerBuoy and mooring system and the Subsea cable and Underwater Substation ‘Pod’ described in Clause 3 of this Agreement.
1.2	Other terms may be defined in other clauses of this Agreement.”
CLAUSE 2
CHANGES TO DEFINITION OF PLANT.
The Parties agree that, unless otherwise agreed under this Addendum, each and every reference to “Plant” throughout the EPC Agreement is replaced by — “PB40ES PowerBuoy and mooring system and/or the Subsea cable and Underwater Substation ‘Pod’” – both as defined in Clause 1 of the EPC Agreement as amended by this Addendum.
CLAUSE 3
CHANGES TO CLAUSE 3.1 OF THE EPC AGREEMENT.
The Parties agree to change Clause 3.1 of the EPC Agreement that will read as follows:
“3.7	The CONTRACTOR shall perform the Works and shall deliver the Equipment according to the Technical Documentation according to Annex IX.”
CLAUSE 4
CHANGES TO CLAUSE 4 OF THE EPC AGREEMENT
The Parties agree that Clause 4.2 of the EPC Agreement shall be amended as follows:
“4.2	Upon signing the Provisional Acceptance Certificate of the PB40ES PowerBuoy and mooring system, the CONTRACTOR shall hand over the “as built” documents of the Equipment included in the PB40ES PowerBuoy and mooring system in accordance with Annex IX, and any other documentation as may be agreed between the Parties, all the documents generated during commissioning of the PB40ES PowerBuoy and mooring system, including any modifications based on reasonable written comments made by the CLIENT and agreed by the CONTRACTOR on the Provisional Acceptance of the PB40ES PowerBuoy and mooring system.

Upon signing the Provisional Acceptance Certificate of the Subsea cable and Underwater Substation ‘Pod’, the CONTRACTOR shall hand over the “as built” documents of the Subsea cable and Underwater Substation ‘Pod’ in accordance with Annex IX, and any other documentation as may be agreed between the Parties, all the documents generated during commissioning of the Subsea cable and Underwater Substation ‘Pod’, including any modifications based on reasonable written comments made by the CLIENT and agreed by the CONTRACTOR on the Provisional of the Subsea cable and Underwater Substation ‘Pod’.”
CLAUSE 5
CHANGES TO CLAUSE 6.6 OF THE EPC AGREEMENT
The Parties agree to change Clause 6.6 of the EPC Agreement that will read as follows:
“6.6	If any fault or defect is discovered during testing and/or inspection as contemplated in Clause 6.4, the CONTRACTOR shall be responsible for correcting the fault or defect prior to the relevant PAC.”
CLAUSE 6
CHANGES TO CLAUSE 7 OF THE EPC AGREEMENT
The Parties agree to change Clauses 7.2, 7.4 and 7.5 of the EPC Agreement that will read as follows:
“(...)
7.2	The PB40ES PowerBuoy and mooring system and the Subsea cable and Underwater Substation ‘Pod’ shall be installed at the Site once the CLIENT has given its written confirmation that the required permits and consents for installation have been obtained.
(...)

7.4	Inspections by the CLIENT shall not release the CONTRACTOR from any of its obligations and liabilities hereunder nor shall they imply acceptance of the PB40ES PowerBuoy and mooring system, or the Subsea cable and Underwater Substation ‘Pod’.

(...)
7.5	As soon as the CONTRACTOR considers the assembly and installation of the PB40ES PowerBuoy and mooring system is complete, according to the terms of this Agreement, it shall issue a Certificate of Completion of Installation of the PB40ES PowerBuoy and mooring system indicating that the PB40ES PowerBuoy and mooring system is ready for Commissioning.

As soon as the CONTRACTOR considers the assembly and installation of the Subsea cable and Underwater Substation ‘Pod’ connected to the PB40ES PowerBuoy is complete, according to the terms of this Agreement, it shall issue a Certificate of Completion of Installation of the Subsea cable and Underwater Substation ‘Pod’ indicating that the Subsea cable and Underwater Substation ‘Pod’ is ready for Commissioning.”
CLAUSE 7
CHANGES TO CLAUSE 8 OF THE EPC AGREEMENT
The Parties agree to change Clause 8 of the EPC Agreement that will read as follows:
“8. COMMISSIONING
8.1 Protocol
During the commissioning of each of the PB40ES PowerBuoy and mooring system and the Subsea cable and Underwater Substation ‘Pod’ connected to the PB40ES PowerBuoy, the CLIENT shall appoint an overseer, who shall check the correct application of the corresponding Commissioning Protocols. The CONTRACTOR shall deliver the Final Commissioning Protocol of the PB40ES PowerBuoy and mooring system and the Final Commissioning Protocol of the Subsea cable and Underwater Substation ‘Pod’, to the CLIENT, which must contain at least the issues contained in the Annex X as applicable to each of the relevant Final Commissioning Protocols, at least one (1) month prior to the Scheduled date of commencement of commissioning of the PB40ES PowerBuoy and mooring system or commencement of commissioning of Subsea cable and Underwater Substation ‘Pod’, as applicable.
The CLIENT may request the CONTRACTOR to make such further tests during this period, as may be required by the competent authorities for the grid connections and the initial operation of the PB40ES PowerBuoy and mooring system or the Subsea cable and Underwater Substation ‘Pod’ connected to the PB40ES PowerBuoy. Any additional tests that the CLIENT asks the CONTRACTOR to make shall be at the CLIENT’s cost.
In Annex X is included a Preliminary Commissioning Protocol.
Each of the actions included in the Commissioning Protocols carried out during commissioning shall be recorded in the protocol or corresponding procedure, dated and signed by the person effecting the action and the person responsible for commissioning.

If any fault, failure or Major Defects, as defined in this Agreement are detected in any of the Equipment, the CONTRACTOR shall be obliged to remedy the problem during the corresponding Commissioning Period.
8.2 Commissioning Period
The proper functioning of the PB40ES PowerBuoy and mooring system on one hand, and the Subsea cable and Underwater Substation ‘Pod’ connected to the PB40ES PowerBuoy on the other, shall be checked during the applicable Commissioning Period according to the corresponding Final Commissioning Protocol.
For finalizing the Commissioning Period of the PB40ES PowerBuoy and mooring system it is required that the PB40ES PowerBuoy and mooring system will be in operation for one (1) month producing energy measured at the electrical output from the PowerBuoy.
Once the Commissioning Period of the PB40ES PowerBuoy and mooring system is finalized the CONTRACTOR shall issue a Certificate of Completion of Commissioning of the PB40ES PowerBuoy and mooring system and shall notify the CLIENT indicating that the PB40ES PowerBuoy and mooring system is ready for Provisional Acceptance.
For finalizing the Commissioning Period of the Subsea cable and Underwater Substation ‘Pod’ it is required that the Subsea cable and Underwater Substation ‘Pod’ connected to the PB40ES PowerBuoy is in operation for one (1) month transmitting energy to shore measured at the onshore grid connection point supplied by the CLIENT.
Once the Commissioning Period of the Subsea cable and Underwater Substation ‘Pod’ is finalized the CONTRACTOR shall issue a Certificate of Completion of Commissioning of the Subsea cable and Underwater Substation ‘Pod’ and shall notify the CLIENT indicating that the Subsea cable and Underwater Substation ‘Pod’ is ready for Provisional Acceptance.”
CLAUSE 8
CHANGES TO CLAUSE 9 OF THE EPC AGREEMENT
The Parties agree to change Clause 9 that will read as follows:
“9.	PROVISIONAL ACCEPTANCE

9.1	Provisional Acceptance of the PB40ES PowerBuoy and mooring system

9.1.1	Upon termination of the Commissioning Period of the PB40ES PowerBuoy and mooring system, the CONTRACTOR shall notify the CLIENT in writing indicating:
a)	A date proposed by the CONTRACTOR for a joint visit with the CLIENT. The proposed date shall be at least seven (7) Business Days after the date of notification. If the proposed date is not convenient for the CLIENT, it may be postponed to a later date no more than seven (7) Business Days after the latest date indicated in the initial proposal.

b)	The confirmation that the corresponding Commissioning Period has finalized satisfactorily.

c)	The confirmation of delivery of the required Technical Documentation under Clause 4.
9.1.2	The Equipment, temporary installations and materials left over from the Works shall be removed by the CONTRACTOR after completing assembly of the PB40ES PowerBuoy and mooring system leaving the Site totally free and clear , as a prerequisite for signing of the corresponding PAC.

9.1.3	During the joint visit, the parties shall inspect the state of the Equipment and complete a check list, indicating any defects and/or irregularities detected and any pending Works. The CONTRACTOR shall remedy within the following two (2) weeks at least those Major Defects that preclude acceptance, after which the CLIENT and the CONTRACTOR shall proceed to do a new visit and complete a new check list with the Minor Defects so the CLIENT could sign the corresponding PAC and attach to in the list of pending matters.

9.1.4	If the Parties do not reach an agreement as to the existence and/or remedy of Major Defects and consequent obligation of issue of the PAC, any of them may entrust their divergence to an Independent Expert, who will decide and thirty (30) days from its engagement and whose decision shall be final and binding for both Parties.

9.1.5	The Minor Defects of the Equipment shall be listed as pending and remedied within the times agreed upon signing the corresponding PAC. If the pending defects are not remedied within the agreed times the CLIENT may remedy the deficiency itself or commission a third party to do so , for the expense of the CONTRACTOR and without releasing the latter from its responsibilities.

9.2	Provisional Acceptance of the Subsea cable and Underwater Substation ‘Pod’

9.2.1	Upon termination of the Commissioning Period of the Subsea cable and Underwater Substation ‘Pod’, the CONTRACTOR shall notify the CLIENT in writing, indicating:
a)	A date proposed by the CONTRACTOR for a joint visit with the CLIENT. The proposed date shall be at least seven (7) Business Days after the date of notification. If the proposed date is not convenient for the CLIENT, it may be postponed to a later date no more than seven (7) Business Days after the latest date indicated in the initial proposal.

b)	The confirmation that the corresponding Commissioning Period has finalized satisfactorily.

c)	The confirmation of delivery of the required Technical Documentation under Clause 4.

9.2.2	The Equipment, temporary installations and materials left over from the Works shall be removed by the CONTRACTOR after completing assembly of the Subsea cable and Underwater Substation ‘Pod’, leaving the Site totally free and clear, as a prerequisite for signing of the corresponding PAC.

9.2.3	During the joint visit, the Parties shall inspect the state of the Equipment and complete a check list, indicating any defects and/or irregularities detected and any pending Works. The CONTRACTOR shall remedy within the following two (2) weeks at least those Major Defects that preclude acceptance, after which the CLIENT and the CONTRACTOR shall proceed to do it new visit and complete a new check list with the Minor Defects so the CLIENT could sign the corresponding PAC and attach to it the list of pending matters.

9.2.4	If the Parties do not reach an agreement as to the existence and/or remedy of Major Defects and consequent obligation of issue of the PAC, any of them may entrust their divergence to an Independent Expert, who will decide on thirty (30) days from its engagement and whose decision shall be final and binding for both Parties.

9.2.5	The Independent Expert will not be required and the corresponding PAC should be issued, if the competent authority from the industry regional department of Cantabria issues the definite start-up certificate to operate the PB40ES PowerBuoy and mooring system and the Subsea cable and Underwater Substation ‘Pod’ (Acta de Puesta en Marcha Definition).

9.2.6	The Minor Defects of the Equipment shall be listed as pending and remedied within the times agreed upon signing the corresponding PAC, If the pending defects are not remedied within the agreed times, the CLIENT may remedy the deficiency itself or commission a third party to do so, for the expense of the CONTRACTOR and without releasing the latter from its responsibilities.

9.3	If, for reason beyond the control of the CONTRACTOR, it is not possible to effect the commissioning of the PB40ES PowerBuoy and mooring system and/or that of the Subsea cable and Underwater Substation ‘Pod,’ the Parties shall agree on how to proceed to obtain the corresponding PAC without jeopardizing the interest of the CLIENT. In any case, provided it is signed, the relevant PAC would contain the corresponding reservations and the CONTRACTOR would undertake to do whatever has been established for that Commissioning Period as soon as the impeding obstacles have disappeared. This document shall indicate the effective date of beginning of the relevant Testing Period for the purpose of the Definitive Acceptance of the PB40ES PowerBuoy and mooring system.

9.4	Upon signing the Provisional Acceptance Certificate of each of the PB40ES PowerBuoy and mooring system and that of the Subsea cable and Underwater Substation ‘Pod’ ownership of the PB40ES PowerBuoy and mooring system and that of the Subsea cable and Underwater Substation ‘Pod’ as well as the relevant Equipment shall be transferred to the CLIENT. The CONTRACTOR shall bear the risks of loss of or damage to the PB40ES PowerBuoy and mooring system and that of the Subsea cable and Underwater Substation ‘Pod’ and the relevant Equipment up to its effective transfer of ownership, without prejudice to the other guarantees and liabilities of the CONTRACTOR hereunder. The CONTRACTOR will be responsible for the care and preservation of the PB40ES PowerBuoy and mooring system and that of the Subsea cable and Underwater Substation ‘Pad’ until their Provisional Acceptance.”
CLAUSE 9
CHANGES TO CLAUSE 10 OF THE EPC AGREEMENT
The Parties agree to change Clause 10 that will read as follows:
“10.	DEFINITIVE ACCEPTANCE

10.1.	Definitive Acceptance of the PB40ES PowerBuoy and mooring system shall be issued after the end of the corresponding Testing Period, provided that the pending Minor Defects indicated in the PAC of the PB40ES PowerBuoy and mooring system and any others detected during the relevant Testing Period have been remedied and provided that the CONTRACTOR delivers the information required under Clause 21.4 and 21.5 to confirm fulfilment of the guaranteed values included therein.

10.2.	Definitive Acceptance of the’ Subsea cable and Underwater Substation ‘Pod’ shall be issued after the end of the corresponding Testing Period, provided that the pending Minor Defects indicated in the PAC of the Subsea cable and Underwater Substation ‘Pad’ and any others detected during the relevant Testing Period have been remedied.

10.3.	If the Parties do not reach an agreement as to the fulfilment of the above criteria and consequent obligation of issue of the corresponding DAC, any of them may entrust their divergence to an Independent Expert, who will decide on thirty (30) days from its engagement and whose decision shall be final and binding for both Parties.

10.4.	The CONTRACTOR shall deliver to the CLIENT an updated version of Annex XIV based on real data collected during the Testing Period of the PB40ES PowerBuoy and mooring system. The CONTRACTOR shall deliver such information within the ninety (90) days following the Definitive Acceptance of the PB40ES PowerBuoy and mooring system
CLAUSE 10
CHANGES TO CLAUSE 14 OF THE EPC AGREEMENT
The Parties agree to change Clauses 14.5 and 14.7 of the EPC Agreement that will read as follows:
“14.(...)
14.5	Environmental Protection

The CONTRACTOR shall be responsible for continuous cleaning of the Site and the surrounding area of the Site, the [**] or the “path” to reach the Site during the Works and the periodical removal of any debris left over from installation of the Equipment.
The CONTRACTOR shall comply with the Environmental Impact Declaration or equivalent assessment issued by Spanish authorities, if applicable, as well as with the Environmental Supervision plan (“Plan de Vigilancia Ambiental”) throughout the duration of the Works. The CONTRACTOR shall be responsible for paying any fines that may be levied by the competent authorities when breaching obligations in this regard. The CONTRACTOR shall be liable towards the CLIENT for all damages caused to the environment by the CONTRACTOR and/or its Subcontractors during the performance of the Works. It shall also be liable for removing from the Site all toxic and hazard substances and waste generated by the CONTRACTOR and its Subcontractors during the Works.
(...)
14.7	Replacement parts and consumables
The Contractor shall provide all parts, consumables equipment and tools which are necessary for the commissioning of the PB40ES PowerBuoy and mooring system during the Commissioning Period of the PB40ES PowerBuoy and mooring system.
The Contractor shall provide all parts, consumables, equipment and tools which are necessary for the commissioning of the Subsea cable and Underwater Substation ‘Pod’ during the Commissioning Period of the Subsea cable and Underwater Substation ‘Pod’.
CLAUSE 11
CHANGES TO CLAUSE 18 OF THE EPC AGREEMENT
The Parties agree to change Clause 18.7 of the EPC Agreement that will read as follows:
“18, (...)
18.7	In order to enable the CLIENT to control the cost and expenses incurred by the CONTRACTOR regarding the different concepts of the table above the CONTRACTOR shall report the actual cost incurred in the Works, to the CLIENT, on a monthly basis by delivery of the relevant documents supporting those costs as well as equipment and services invoices. This monthly report will include also the accumulated costs from the beginning of the Agreement and the costs forecast for finalising the PB40ES PowerBuoy and mooring system and/or Subsea cable and Underwater Substation ‘Pod’ up to the relevant PAC”
CLAUSE 12
CHANGES TO CLAUSE 20 OF THE EPC AGREEMENT
The Parties agree to change Clause 20.1 of the EPC Agreement that will read as follows:

“20. PERFORMANCE BOND/LETTER OF CREDIT
20.1	The CONTRACTOR shall deliver to the CLIENT a letter of credit of first requirement issued by a top ranking bank in Spain for 10% of the Agreed Price against the payment of that same amount by the CLIENT to secure the performance of the Works (the “Performance Bond”), as attached in Annex VIII.

This Performance Bond shall be valid and effective without any obligation by the CLIENT to return it until the earlier of (i) the termination of this Agreement under Clauses 18.5.(ii)(c), 31.1 (ii) or 31.2, or (ii) the date when the Parties agree in writing to proceed with Milestones 12 and 15. Then the CLIENT will return the Performance Bond to the CONTRACTOR against delivery of a new letter of credit of first requirement issued by a top ranking bank in Spain for 3% of the Agreed Price to secure the performance of the outstanding Milestones. This new letter of credit will be valid and effective until the earlier of (i) the date of signature of the PAC of the Subsea cable and Underwater Substation ‘Pod’ or (ii) the termination of this Agreement under Clauses 31.1 (ii) or 31.2.

20.2	The CONTRACTOR shall grant a letter of credit of first requirement issued by a top ranking bank in Spain for 5% of the Agreed Price against payment of the same amount upon performance of Milestone number 3. This letter of credit shall secure the supply of the equipment covered by that Milestone and shall be valid and effective until the earlier of (i) delivery of the respective equipment or (ii) termination of the Agreement under Clauses 18.5.(ii)(c), 31.1 (ii) or 31.2.

20.3	The CONTRACTOR shall grant a letter of credit of first requirement issued by a top ranking bank in Spain for 5% of the Agreed Price against payment of the same amount upon performance of Milestone number 4. This letter of credit shall secure the supply of the equipment covered by that Milestone and shall be valid and effective until the earlier of (i) delivery of the respective equipment or (ii) termination of the Agreement under Clauses 18.5.(ii)(c), 31.1 (ii) or 31.2.”
CLAUSE 13
CHANGES TO CLAUSE 21 OF THE EPC AGREEMENT
The Parties agree to change Clause 21 of the EPC Agreement that will read as follows:
“21. WARRANTIES
21.1 PB40ES PowerBuoy and mooring system
The CONTRACTOR offers the following guarantees effective as from the PAC of the PB40ES PowerBuoy and mooring system:

The remedies set forth in this Clause 21.1 and 21.3 are the sole and exclusive remedy of the CLIENT with respect to the breach of the stipulated guarantees.
21.1.1 Ownership Guarantee
The CONTRACTOR represents and warrants that at the date of signature of the PAC of the PB40ES PowerBuoy and mooring system:
(i) the Equipment comprising the PB40ES PowerBuoy and mooring system is fully and exclusively owned by the CONTRACTOR:
(ii) the Equipment comprising the PB40ES PowerBuoy and mooring system is transferred to the CLIENT according to this Agreement free from charges, encumbrances, constraints on transfer or third-party rights; and
(iii) the CONTRACTOR is authorised to transfer their full and exclusive ownership to the CLIENT.
This ownership guarantees shall be valid and enforceable against third party claims throughout the limitation period established in the applicable law.
In the event of default, invalidity or uncertainty of these guarantees, the CONTRACTOR shall defend the validity of the sale of the Equipment and hold the CLIENT harmless from damages of whatsoever nature including costs and expenses.
If there is any lien or encumbrance on any of the Equipment and it is not imputable in the CLIENT, the CONTRACTOR must, as soon as possible, replace or cancel that attachment, lien or encumbrance at its cost.
The CONTRACTOR represents and warrants to the CLIENT that all creations, plans, drawings, specifications, documents, procedures, methods, products or inventions supplied, prepared or made by the CONTRACTOR hereunder and the use of any of them does not infringe any third-party rights. In the event of any claim or action by a third party alleging infringement of any intellectual or industrial property right, the CLIENT must notify the CONTRACTOR promptly and the CONTRACTOR will carry out all the negotiations to settle the claim. At the request of the CONTRACTOR, the CLIENT will provide all reasonable assistance to the CONTRACTOR against the claim of the third party. In such case, the CONTRACTOR shall hold the CLIENT harmless from all damages (including costs and expenses) that may be produced and shall obtain for the CLIENT the right to use, or continue using, the Equipment. Delayed performance of the Works due to this cause shall not release the CONTRACTOR from any liabilities for delays or entitle it to raise the Agreed Price.
21.1.2 Quality Guarantee
The CONTRACTOR guarantees that the components of the Equipment comprising the PB40ES PowerBuoy and mooring system shall comply with the standards required for normal operation of the PB40ES PowerBuoy and mooring system during the term of the O&M Agreement.

If during the O&M Agreement any of the components of the Equipment fail to comply with the referred standards the CONTRACTOR shall have to repair or replace, at its option, any such component on its account, included the cost of retrieval from the Site and redeployment of the defective items, if required.
21.1.3 Repair and Replacement Guarantee
The CONTRACTOR shall, during a period of one year beginning with the signature of the PAC of the PB40ES PowerBuoy and mooring system repair or replace, at its option, all failures or defects in the Equipment comprising the PB40ES PowerBuoy and mooring system elements found to have a faulty design, quality or operations as soon as possible without any cost to the CLIENT. The cost of materials, labour and, in general, all expenses incurred in total repair shall be for the account of the CONTRACTOR, included the cost of retrieval from the Site and redeployment of the defective items if required.
If the CONTRACTOR does not repair or replace in a reasonable period of time, the CLIENT shall notify the CONTRACTOR, indicating a reasonable deadline for making the repair or replacement. If the CONTRACTOR continues not fulfilling its obligation after that time, the CLIENT shall be entitled to carry out the repair for the account of the CONTRACTOR, which will be responsible for the direct damages caused by this delay.
Correct and adequate repair by the CLIENT in the above circumstances shall not release the CONTRACTOR from all its liabilities.
21.1.4 Power Output Guarantee
In respect of the PB40ES PowerBuoy and mooring system, the CONTRACTOR guarantees fulfilment of a Power Output of at least 50% of that predicted (according to the Theoretical Power Table contained in table 1 of Annex XIV) during the Testing Period of the PB40ES PowerBuoy and mooring system given the measured energy levels. Wave energy levels will be collected and recorded for at least 50% of the Testing Period of the PB40ES PowerBuoy and mooring system by the dedicated Acoustic Doppler Current Profiling (ADCP) unit at or near the Site or, if the ADCP fails to collect the required data for the project, by extrapolating data from publicly available sources (e.g. RPE 2914, 2915 or Bilbao Buoy), the latter being subject to approval by the CLIENT. PowerBuoy output levels will be recorded for at least 50% of the Testing Period of the PB40ES PowerBuoy and mooring system by the SCADA system, PowerBuoy output power, as measured with the meter equipment. The proposed meter equipment with its auxiliary transformers would have an accuracy compliant with the IEC 687 Class 0.5 specification and have bi-directional measurement capability with Ethernet communications. A Siemens 9300 series device or equivalent meter shall be installed at the low tension wire at the output from the PowerBuoy, will be compared against the predicted level which is calculated using the collected wave energy levels and the theoretical power table in Annex XIV.
In the event of breach of this guarantee that results in the delay of the DAC of the PB40ES PowerBuoy and mooring system beyond the date included in Clause 31, the remedies set forth in Clause 31 shall apply.

21.1.5 Energy Production Guarantee
In repect of the PB40ES PowerBuoy and mooring system, the CONTRACTOR guarantees fulfilment of an Energy Production of at least 50% of that predicted according to the Theoretical Power Table contained in table 1 of Annex XIV using the real wave data captured during the Testing Period of the PB40ES PowerBuoy and mooring system in the method described in Clause 21.4.
In the event of breach of this guarantee that results in the delay of the DAC of the PB40ES PowerBuoy and mooring system beyond the date included in Clause 31, the remedies set forth in Clause 31 shall apply.
21.1.6 Spare Parts Guarantee
The CONTRACTOR guarantees the existence of spare parts or equivalent replacements (which may require redesign) for any component of the Equipment and undertakes to offer the CLIENT their availability for supply during the term of the Testing Period of the PB40ES PowerBuoy and mooring system, until DAC of the PB40ES PowerBuoy and mooring system is achieved of this Agreement terminated.
21.2 Subsea cable and Underwater Substation ‘Pod’
The CONTRACTOR offers the following guarantees effective as from the PAC of the Subsea cable and Underwater Substation ‘Pod’:
The remedies set forth in the Clause 21.2 and 21.3 are the sole and exclusive remedy of the CLIENT with respect to the breach of the stipulated gurantees;
21.2.1 Ownership Guarntee
The CONTRACTOR represents and warrants that at the date of signature of the PAC of the Subsea cable and Underwater Substation ‘Pod’:
(i) the Equipment comprising the Subsea cable and Underwater Substation ‘Pod’ is fully and exclusively owned by the CONTRACTOR;
(ii) the Equipment comprising the Subsea cable and Underwater Substation ‘Pod’ is transferred to the CLIENT according to this Agreement free from charges, encumbrances, constraints on transfer or third-party rights; and
(iii) the CONTRACTOR is authorised to transfer their full and exclusive ownership to the CLIENT.
This ownership guarantees shall be valid and enforceable against third party claims throughout the limitation period established in the applicable law.
In the event of default, invalidity or uncertainty of these guarantees, the CONTRACTOR shall defend the validity of the sale of the Equipment and hold the CLIENT harmless from the damages of

If there is any lien or encumbrance on any of the Equipment and it is not imputable to the CLIENT, the CONTRACTOR must, as soon as possible, replace or cancel that attachment, lien or encumbrance at its cost.
The CONTRACTOR represents and warrants to the CLIENT that all creations, plans, drawings, specifications, documents, procedures, methods, products or inventions supplied, prepared or made by the CONTRACTOR hereunder and the use of any of them does not infringe any third-party rights. In the event of any claim or action by a third party alleging infringement of any intellectual or industrial property right, the CLIENT must notify the CONTRACTOR promptly and the CONTRACTOR will carry out all the negotiations to settle the claim. At the request of the CONTRACTOR, the CLIENT will provide all reasonable assistance to the CONTRACTOR against the claim of the third party. In such case, the CONTRACTOR shall hold the CLIENT harmless from all damages (including costs and expenses) that may be produced and shall obtain for the CLIENT the right to use, or continue using, the Equipment. Delayed performance of the Works due to this cause shall not release the CONTRACTOR from any liabilities for delays or entitle it to raise the Agreed Price.
21.2.2 Quality Guarantee
The CONTRACTOR guaranties that the components of the Equipment comprising the Subsea cable and Underwater Substation ‘Pod’ shall comply with the standards required for normal operation of the Subsea cable and Underwater Substation ‘Pod’, during the term of the O&M Agreement.
If during the O&M Agreement any of the components of the Equipment fail to comply with the referred standards the CONTRACTOR shall have to repair or replace, at its option, any such component on its account, included the cost of retrieval from the Site and redeployment of the defective items, if required.
21.2.3 Repair and Replacement Guarantee
The CONTRACTOR shall, during a period of one year beginning with the signature of the PAC of the Subsea cable and Underwater Substation ‘Pod’, except for the cable for which the Parties will endeavors to obtain a two-year guarantee in which case the CONTRACTOR shall grant an equivalent guarantee to the CLIENT, repair or replace, at its option, all failures or defects in the Equipment comprising the Subsea cable and Underwater Substation ‘Pod’ elements found to have a faulty design, quality or operation as soon as possible without any cost to the CLIENT. The cost of materials, labour and, in general, all expenses incurred in total repair shall be for the account of the CONTRACTOR included the cost of retrieval from the Site and redeployment of the defective items, if required.
If the CONTRACTOR does not repair or replace in a reasonable period of time, the CLIENT shall notify the CONTRACTOR, indicating a reasonable deadline for making the repair or replacement. If the CONTRACTOR continues not fulfilling its obligation after that time, the CLIENT shall be entitled to carry out the repair for the account of the CONTRACTOR, which will be responsible for the direct damages caused by this delay.

Correct and adequate repair by the CLIENT in the above circumstances shall not release the CONTRACTOR from all its liabilities.
21.2.4 Spare Parts Guarantee
The CONTRACTOR guarantees the existence of spare parts or equivalent replacements (which may require redesign) for any component of the Equipment and undertakes to offer the CLIENT their availability for supply during the term of the Testing Period of the Subsea cable and Underwater Substation ‘Pod’, until DAC of the Subsea cable and Underwater Substation ‘Pod’ is achieved or this Agreement is terminated.
21.3 Limitations on Guarantees
The CONTRACTOR does not guarantee the consequences arising from the CLIENT’S failure to observe the instructions contained in the operating and maintenance manuals, unless it is the CONTRACTOR that is responsible for the operation and maintenance of the PB40ES PowerBuoy and mooring system and of the Subsea cable and Underwater Substation ‘Pod’, nor does it guarantee the consequences of normal wear and tear or corrosion, from external phenomena, form abnormal or negligent use, nor those arising, from any repairs or modifications made without prior approval of the CONTRACTOR, except when they have been made by virtue or default by the CONTRACTOR or its obligation to repair within the times established in Clause 21.1.3 or 21.2.3.”
CLAUSE 14

CHANGES TO ANNEX V OF THE EPC AGREEMENT
The Parties agree that the Schedule of Milestones contained in the Annex V is replaced by this one:

					OPT Allo-
		Forecast	% of con-	Amount	cation
No.	Milestone	Date	tract price	(kC)	(kC)	Evidence of Completion
1	EPC Contract Signature	Paid	10%	266		Signing of the EPC contract.

2	Placement of PowerBuoy component orders	Paid	4%	107		OPT to provide copies of contracts/Purchase orders placed with subcontractors

5	Delivery of Bathymetry study	Paid	4%	107		Bathymetry report supplied

		Forecast	% of contract	Amount	OPT Allocation	Evidence of
No.	Milestone	Date	price	(KC)	(KC)	Completion
6	Order of Subsea Cable	Paid	5%	133		OPT to provide copies of contracts/Purchase orders placed with subcontractors.

		Subtotal	23%	613.00

3	Purchase order of Substation POD equipment	Jan. ’08	5%	134		OPT to provide copies of contracts/Purchase orders placed with subcontractors.

4	Purchase order of Mooring System	Nov. ’07	5%	134	300	OPT to provide copies of contracts/Purchase orders placed with subcontractors.

7	PB40ES steel fabrication complete	Oct. ’07	7%	186		Certificate of completion from steel subcontractor approved by OPT.

						Visual evidence (e.g. digital photograph of steel parts).

8	Delivery of POD main components (Transformer, switchgear) at Santander	Mar. ’08	7%	186		Copy of goods received certificated from delivery agent.

9	Assembly of Underwater Substation ‘Pod’ on land complete (Santander)	May. ’08	7%	186		Final ‘POD Functional Test’ certificate from OPT. Visual evidence of final testing (e.g. digital photo of assembled USP).

10	Assembly of PB40ES PowerBuoy on land complete (Santander)	Mar. ’08	7%	186	143	Final ‘Buoy Functional Test’ certificate from OPT. Visual evidence of final testing (e.g. digital photo of assembled buoy).

11	Delivery of subsea cable ‘ex-works’ at Santander	Feb. ’08	13%	346		Certificate of completion from Cable manufacturer and Visual evidence.

13	Installation of PB40ES mooring system at site and test complete	Mar. ’08	4%	106	57	Certificate of completion of mooring from OPT.

		Forecast	% of contract	Amount	OPT Allocation	Evidence of
No.	Milestone	Date	price	(KC)	(KC)	Completion
14	Deployment of PB40ES PowerBuoy at site complete	April. ’08	8%	213		Certificate of Completion of PowerBuoy installation from OPT

16	PAC of all PB40ES PowerBuoy and mooring system	April. ’08	4%	106		Provisional Acceptance Certificate for the PB40ES PowerBouy and mooring system

17	DAC of the PB40ES PowerBuoy and mooring system	Dec. ’08	2%	54		Definitive Acceptance Certificate for the PB40ES PowerBouy and mooring system

		Subtotal	69%	1837	500

12	Subsea cable installation and test complete		To Be Determined			Copy of subcontractor installation certificate for the cable.

15	Installation of Underwater Substation ‘Pod’ complete		To Be Determined			Certificate of completion of POD installation from OPT

18	PAC of the Subsea cable and Underwater Substation ‘Pod’		To Be Determined			Provisional Acceptance Certificate for the Subsea cable and Underwater Substation ‘Pod’

19	DAC of the Subsea cable and Underwater Substation ‘Pod’		To Be Determined			Definitive Acceptance Certificate for the Subsea cable and Underwater Substation ‘Pod’

		Subtotal	8%	213

		Total	100%	2663	500
CLAUSE 15
COSTS
The Parties acknowledge and agree that:
(i) The revised Schedule of Milestones in Clause 14 confirms that the maximum cost overrun allocated by the CONTRACTOR of €500,000 under clause 18.5 (i) of the EPC contract will have been fully utilized.
(ii) Actual costs of Milestones 12,15,18 and 19 are to be determined.

CLAUSE 16
Models of PAC and DAC
The Parties agree that the Model of Provisional Acceptance in Annex VI and the Model of Definitive Acceptance in Annex VII will be adjusted to reflect the principle of having both a PAC of the PB40ES PowerBuoy and mooring system on the one hand a PAC of the Subsea Cable and Underwater substation ‘POD’ on the other under Annex VI and a DAC of the PB40ES PowerBuoy and mooring system on the one hand and a DAC of the Subsea Cable and Underwater substation ‘POD’ on the other under Annex VII with the word Plant in the Annexes referring to PB40ES PowerBuoy and mooring system or the Subsea Cable and Underwater substation, ‘POD’ as applicable.
CLAUSE 17
REMAINING AGREEMENT
The Parties agree that except as amended in accordance with this Addendum the EPC Agreement remains in full force and effect according to its terms.
IN WITNESS WHEREOF, this Agreement is signed in two originals, both to the same effect, at the place and date first above mentioned.

THE CLIENT	THE CONTRACTOR